                                 RULE 424(B)(3)
                       TO REGISTRATION STATEMENT 333-69830

                            FALCONSTOR SOFTWARE, INC.
                       SUPPLEMENT DATED NOVEMBER 23, 2004
                                       TO
                        PROSPECTUS DATED OCTOBER 19, 2001

     The following  information  amends and restates the "Selling  Stockholders"
table  contained in the Prospectus  dated October 19, 2001, as  supplemented  on
December  4, 2002 and June 23,  2003  ("Prospectus")  relating to the sale of an aggregate  of  28,247,984  shares of  common  stock,  $.001  par value  ("Common
Stock"), by certain persons ("Selling Stockholders"). All capitalized terms used herein which are not otherwise  defined have the meaning ascribed to them in the
Prospectus.  The  "Selling  Stockholders"  table is being  amended  primarily to reflect a  charitable  gift of 13,500  shares by ReiJane  Huai to the  Portledge
School.  Accordingly,  the number of shares  held by Mr.  Huai and the number of shares to be sold by Mr.  Huai  pursuant to the  Prospectus  shall be reduced by
13,500 and the  Portledge  School may sell up to 13,500  shares of Common  Stock pursuant to the Prospectus.  The Portledge School owns no other shares of Common
Stock and has not been an  officer,  director or employee of the Company for the past three years. In addition,  certain information in the Selling  Stockholders table  has  changed  since  the  effective  date of the  Registration  Statement underlying the Prospectus.

                              SELLING STOCKHOLDERS

     The following list of Selling Stockholders  includes,  the number of shares of Common Stock beneficially owned, the maximum number of shares of Common Stock to be sold in the Offering by the Selling  Stockholders and the number of shares of Common Stock to be beneficially  owned by the Selling  Stockholders after the
Offering  (assuming sale of such maximum number of shares).  We have  47,205,945 shares of Common Stock issued and outstanding as of October 26, 2004. The number of  shares  to be sold or have been  sold in the  Offering  includes  28,247,984 shares of Common Stock.  The shares being offered hereby primarily relate to the resale of shares of Common Stock, by our affiliates or affiliates of FalconStor,
Inc., which were acquired in the merger between FalconStor, Inc. and us.

     A Selling  Stockholder  may sell all or part of the shares of Common  Stock registered for its account hereunder. To the extent that, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a Selling Stockholder may be deemed to be the beneficial owner of shares held by one or more other beneficial owners of Common Stock,  we have included all of such shares in the  information presented in the table.

                                                            Percent           Maximum
                                          Shares            Beneficially      Number of     Shares to be       Percent to be
                                          Beneficially      Owned Prior       Shares to be  Beneficially       Beneficially
                                          Owned Prior to    to this           Offered for   Owned after        Owned after
                                          this Offering(1)  Offering(1)       Resale        this Offering(1)   this Offering(1)
                                          ----------------  -----------       ------------  ----------------   ----------------

ReiJane Huai (2)                          10,810,760(2)        22.9%          10,810,760(2)       0                N/A
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY  11747

The 2002 ReiJane Huai Revocable Trust         50,000            *                50,000           0                N/A
3 Carlisle Drive
Old Brookville, NY  11545

The Portledge School                          13,500            *                13,500           0                N/A
355 Duck Pond Road
Locust Valley, NY 11560

Barry Rubenstein (3)                       6,643,053           14.1%          6,643,053           0                N/A
68 Wheatley Road
Brookville, NY 11545

Brookwood Partners, L.P. (4)                 395,217            *               395,217           0                N/A
68 Wheatley Road
Brookville, NY 11545

Seneca Ventures (4)                          642,453            1.4%            642,453           0                N/A
68 Wheatley Road
Brookville, NY 11545

                                                            Percent           Maximum
                                          Shares            Beneficially      Number of     Shares to be       Percent to be
                                          Beneficially      Owned Prior       Shares to be  Beneficially       Beneficially
                                          Owned Prior to    to this           Offered for   Owned after        Owned after
                                          this Offering(1)  Offering(1)       Resale        this Offering(1)   this Offering(1)
                                          ----------------  -----------       ------------  ----------------   ----------------

Wheatley Associates III, L.P. (6)          1,962,836            4.2%          1,962,836           0                N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign Partners III, L.P.(6)     1,962,836            4.2%          1,962,836           0                N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners III, L.P. (5)            1,962,836            4.2%          1,962,836           0                N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Foreign Partners, L.P.(6)           525,059            1.1%            525,059           0                N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners, L.P. (6)                  525,059            1.1%            525,059           0                N/A
68 Wheatley Road
Brookville, NY 11545

Wheatley Partners II, L.P. (4)               180,089            *               180,089           0                N/A
68 Wheatley Road
Brookville, NY 11545

Woodland Partners (4)                        692,983            1.5%            692,983           0                N/A
68 Wheatley Road
Brookville, NY 11545

Woodland Venture Fund (4)                    743,513            1.6%            743,513           0                N/A
68 Wheatley Road
Brookville, NY 11545

Irwin Lieber (7)                           4,602,689            9.8%          4,602,689           0                N/A
80 Cuttermill Road, Suite 311
Great Neck, NY 11021

Barry Fingerhut (8)                        3,157,664            6.7%          3,000,164     157,500                 *
767 Fifth Avenue, 45th Floor
New York, NY 10153

Nancy Casey (9)                            2,057,580            4.4%          2,057,580           0                N/A
10836 Pleasant Hill Drive
Potomac, MD 20854

                                                            Percent           Maximum
                                          Shares            Beneficially      Number of     Shares to be       Percent to be
                                          Beneficially      Owned Prior       Shares to be  Beneficially       Beneficially
                                          Owned Prior to    to this           Offered for   Owned after        Owned after
                                          this Offering(1)  Offering(1)       Resale        this Offering(1)   this Offering(1)
                                          ----------------  -----------       ------------  ----------------   ----------------

Applegreen Partners (4)                      259,868            *               259,868           0                N/A
271 Hamilton Road
Chappaqua, NY 10514

Seth Lieber (10)                           3,006,474            6.4%          3,006,474           0                N/A
200 East 72 Street, PH N
New York, NY 10021

Jonathan Lieber (11)                       2,927,852            6.2%          2,927,852           0                N/A
271 Hamilton Road
Chappaqua, NY  10514

Marilyn Rubenstein (12)                    2,475,424            5.2%          2,475,424           0                N/A
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

Lawrence S. Dolin (13)                        85,519            *                40,000      45,519                 *
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY 11747

Steven A. Fischer (14)                        50,019            *                 2,500      47,519                 *
245 Jerome Street
Syosset, NY  11791

Glenn Penisten (15)                          612,654            1.3%            225,908      406,925                *
11651 Brooks Road
Windsor, CA  95492

Steven Owings (16)                            88,758            *                58,030      30,728                 *
ScanSource
6 Logue Court
Greenville, SC 29615

Wayne Lam (17)                               438,244            *                 3,537      434,707                *
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, New York  11747

----------------------------------
* Less than one percent

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the date hereof upon the exercise of options,  warrants or convertible  securities.  Each beneficial owner's  percentage  ownership  is  determined  by assuming  that  options, warrants or  convertible  securities  that are held by such person (but not those held by any other person) and that are currently  exercisable  (i.e., that  are  exercisable  within  60 days  from the date  hereof)  have  been exercised. Unless otherwise noted, we believe that all persons named in the table have sole  voting  and  investment  power with  respect to all shares beneficially owned by them.

(2)  Based upon information  contained in a Form 3 and Schedule 13D filed by Mr.
     Huai and certain  other  information.  Includes  50,000  shares held by The
     ReiJane Huai Revocable Trust (the "Trust").  Mr. Huai disclaims  beneficial ownership of the shares held by the Trust.  Since August 2001, Mr. Huai has been a Director and our President  and Chief  Executive  Officer.  Mr. Huai
     joined FalconStor, Inc. in July 2000 as a director, and subsequently became its president and chief executive officer in December 2000.

(3)  Based  upon  information  contained  in a  report  on a  Schedule  13D (the
     "Wheatley 13D") filed jointly by Barry Rubenstein, Brookwood Partners, L.P.
     ("Brookwood"),  Seneca Ventures  ("Seneca"),  Wheatley Associates III, L.P.
     ("Wheatley   Associates"),   Wheatley  Foreign  Partners,  L.P.  ("Wheatley
     Foreign"),  Wheatley Foreign Partners III, L.P.  ("Wheatley  Foreign III"),
     Wheatley Partners, L.P. ("Wheatley"), Wheatley Partners II, L.P. ("Wheatley
     II"),  Wheatley  Partners III, L.P.  ("Wheatley III"),  Woodland  Partners,
     Woodland  Venture Fund ("Woodland  Fund"),  and certain other entities with the  SEC,  and a Form 4 filed  by Mr.  Rubenstein  with  the SEC as well as certain other information. Consists of (i) 1,500,903 shares of Common Stock held by Mr.  Rubenstein,  (ii)  395,217  shares  of  common  stock  held by
     Brookwood,  (iii)  642,453  shares of common  stock  held by  Seneca,  (iv)
     299,809  shares of common  stock held by  Wheatley  Associates,  (v) 41,008 shares of common stock held by Wheatley  Foreign,  (vi)  293,012  shares of common stock held by Wheatley  Foreign III,  (vii) 484,051 shares of common stock  held by  Wheatley,  (viii)  180,089  shares of common  stock held by
     Wheatley II, (ix)  1,370,015  shares of common stock held by Wheatley  III,
     (x)  692,983  shares of common  stock held by  Woodland  Partners  and (xi)
     743,513  shares of common  stock held by  Woodland  Fund.  Does not include
     1,258  shares of common  stock  held by Mr.  Rubenstein's  spouse,  Marilyn
     Rubenstein. Mr. Rubenstein was a director of FalconStor, Inc. from February
     2000 to August 2001. Mr. Rubenstein  disclaims  beneficial ownership of the securities held by Wheatley,  Wheatley Foreign,  Wheatley II, Wheatley III,
     Wheatley  Foreign III,  Wheatley  Associates,  Seneca,  Woodland  Ventures,
     Woodland  Partners  and  Brookwood  except to the extent of his  respective equity interest therein.

(4)  Based upon  information  contained in the  Wheatley  13D and certain  other information.

(5)  Based upon  information  contained  in the  Wheatley  13D.  Consists of (i)
     299,809  shares of common stock held by Wheatley  Associates,  (ii) 293,012 shares of common  stock held by Wheatley  Foreign  III and (iii)  1,370,015 shares of common stock held by Wheatley III. Wheatley Associates  disclaims beneficial  ownership of the  securities  held by Wheatley  Foreign III and
     Wheatley III.  Wheatley Foreign III disclaims  beneficial  ownership of the securities  held by Wheatley  Associates  and  Wheatley  III.  Wheatley III
     disclaims   beneficial   ownership  of  the  securities  held  by  Wheatley
     Associates and Wheatley Foreign III.

(6)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists  of (i) 41,008 held by  Wheatley  Foreign,  and (ii)
     484,051 held by Wheatley.

     Wheatley Foreign disclaims  beneficial  ownership of the securities held by
     Wheatley and Wheatley disclaims  beneficial ownership of the shares held by
     Wheatley Foreign.

(7)  Based upon  information  contained in the  Wheatley  13D and certain  other information. Consists of (i) 1,934,705 shares of Common Stock held by Irwin
     Lieber, (ii) 484,051 shares of Common Stock held by Wheatley,  (iii) 41,008 shares of Common Stock held by Wheatley  Foreign,  (iv)  180,089  shares of
     Common Stock held by Wheatley II, (v) 1,370,015 shares of Common Stock held by  Wheatley  III,  (vi)  293,012  shares of Common  Stock held by Wheatley
     Foreign  III,  and (vii)  299,809  shares of Common  Stock held by Wheatley
     Associates.  Mr. Lieber  disclaims  beneficial  ownership of the securities held by Wheatley,  Wheatley  Foreign,  Wheatley II, Wheatley III,  Wheatley
     Foreign III and Wheatley Associates, except to the extent of his respective equity interests therein.

(8)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists of (i) 469,680  shares of Common Stock held by Barry
     Fingerhut,  (ii) 484,051  shares of Common  Stock held by  Wheatley,  (iii)
     41,008 shares of Common Stock held by Wheatley Foreign, (iv) 180,089 shares of Common Stock held by Wheatley II, (v)  1,370,015  shares of Common Stock held by Wheatley III, (vi) 293,012  shares of Common Stock held by Wheatley
     Foreign  III,  (vii)  299,809  shares  of  Common  Stock  held by  Wheatley
     Associates,  and (viii) 20,000  shares held by a  partnership  in which Mr.
     Fingerhut  is  a  general  partner.   Mr.  Fingerhut  disclaims  beneficial
     ownership of the securities held by Wheatley,  Wheatley  Foreign,  Wheatley
     II,  Wheatley  III,  Wheatley  Foreign  III,  Wheatley  Associates  and the
     partnership,  except  to the  extent  of his  respective  equity  interests therein. Does not include 5,000 shares held by the spouse of Mr. Fingerhut.

(9)  Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists of (i) 94,744  shares of Common  Stock held by Nancy
     Casey and her husband,  as joint tenants,  (ii) 1,370,015  shares of Common
     Stock held by Wheatley III,  (iii)  293,012  shares of Common Stock held by
     Wheatley  Foreign  III,  and (iv)  299,809  shares of Common  Stock held by
     Wheatley  Associates.  Ms.  Casey  disclaims  beneficial  ownership  of the securities  held  by  Wheatley  III,  Wheatley  Foreign  III  and  Wheatley
     Associates,  except  to the  extent  of  her  respective  equity  interests therein.

(10) Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists  of (i) 86,622  shares of Common  Stock held by Seth
     Lieber, (ii) 484,051 shares of Common Stock held by Wheatley,  (iii) 41,008 shares of Common Stock held by Wheatley  Foreign,  (iv)  180,089  shares of
     Common Stock held by Wheatley II, (v) 1,370,015 shares of Common Stock held by  Wheatley  III,  (vi)  293,012  shares of Common  Stock held by Wheatley
     Foreign  III,  and (vii)  299,809  shares of Common  Stock held by Wheatley
     Associates  and (viii)  259,868  shares of Common Stock held by Applegreen.
     Mr.  Lieber  disclaims  beneficial  ownership  of the  securities  held  by
     Wheatley,  Wheatley  Foreign,  Wheatley II, Wheatley III,  Wheatley Foreign
     III,  Wheatley  Associates  and  Applegreen,  except  to the  extent of his respective equity interests therein.

(11) Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists  of (i)  484,051  shares  of  Common  Stock  held by
     Wheatley,  (ii) 41,008  shares of Common  Stock held by  Wheatley  Foreign,

     (iii)  180,089  shares of Common Stock held by Wheatley II, (iv)  1,370,015 shares of Common Stock held by Wheatley  III, (v) 293,012  shares of Common
     Stock held by Wheatley Foreign III, and (vi) 299,809 shares of Common Stock held by Wheatley  Associates  and (vii) 259,868 shares of Common Stock held by Applegreen.  Mr. Lieber disclaims beneficial ownership of the securities held by Wheatley,  Wheatley  Foreign,  Wheatley II, Wheatley III,  Wheatley
     Foreign III,  Wheatley  Associates and Applegreen,  except to the extent of his respective equity interests therein.

(12) Based upon  information  contained in the  Wheatley  13D and certain  other information.  Consists of (i) 1,258  shares of Common Stock held by Marilyn
     Rubenstein,  (ii)  642,453  shares of Common  Stock held by  Seneca,  (iii)
     743,513  shares of Common  Stock held by  Woodland  Venture,  (iv)  692,983 shares of Common Stock held by Woodland  Partners and (v) 395,217 of Common
     Stock held by Brookwood.  Mrs. Rubenstein disclaims beneficial ownership of the securities  held by Seneca,  Woodland  Venture,  Woodland  Partners and
     Brookwood, except to the extent of her respective equity interests therein.
     Does not include 1,800,903 shares of Common Stock held by Mrs. Rubenstein's spouse, Barry Rubenstein.

(13) Based on  information  contained  in Forms 4 filed by Mr. Dolin and certain other  information.  Consists of (i) 40,000  shares held by Northern  Union
     Club and (ii) presently  exercisable  options or options exercisable within
     60 days hereof to purchase 45,519 shares. Mr. Dolin is a general partner of
     Mordo  Partners,  which is a general  partner of Northern  Union Club.  Mr.
     Dolin  disclaims  beneficial  ownership of the securities  held by Northern
     Union  Club,  except  to the  extent  of her  respective  equity  interests therein. Mr. Dolin joined the Company in August 2001 as a director.

(14) Based  upon  information  contained  in  Forms 4 filed by Mr.  Fischer  and certain  other  information.  Includes  presently  exercisable  options  or options  exercisable  within 60 days  hereof  to  purchase  30,519  shares.
     Excludes  1,000 shares of common stock held by Mr. Fischer as custodian for his daughter. Mr. Fischer joined the Company in August 2001 as a director.

(15) Based upon  information  contained in the Form 4 filed by Mr.  Penisten and certain other information.  Includes 180,464 shares of common stock held by
     Lazy P Investors,  L.P. and an option to purchase  386,667 shares of common stock  within  60  days.  Mr.  Penisten  is a  general  partner  of  Lazy P
     Investors, L.P.

(16) Based upon information contained in Forms 4 filed by Mr. Owings and certain other  information.  Includes  presently  exercisable  options  or  options exercisable  within 60 days hereof to purchase  26,563  shares.  Mr. Owings served as a director of the Company from August 2001 to August 2004.

(17) Based upon  information  contained in the Form 4 filed by Mr. Wayne Lam and certain other information. Includes an option to purchase 390,241 shares of common stock. Mr. Wayne Lam joined  FalconStor,  Inc. in April 2000 as Vice
     President, Marketing and is currently a Vice President of the Company.

     The following table names the ultimate  beneficial  owners of the shares of our Common Stock for those Selling Stockholders that are not individuals.

NAME OF THE ENTITY                                           INFORMATION
------------------                                           -----------

Brookwood Partners, L.P.                                 Mr. Barry Rubenstein
                                                         Mrs. Marilyn Rubenstein

Seneca Ventures                                          Mr. Barry Rubenstein

Wheatley Associates III, L.P.                            Mr. Barry Rubenstein
                                                         Mr. Irwin Lieber
                                                         Mr. Barry Fingerhut
                                                         Mr. Jonathan Lieber
                                                         Mr. Seth Lieber
                                                         Ms. Nancy Casey

Wheatley Foreign Partners, L.P.                          Mr. Barry Rubenstein
                                                         Mr. Irwin Lieber
                                                         Mr. Barry Fingerhut
                                                         Mr. Jonathan Lieber
                                                         Mr. Seth Lieber

Wheatley Foreign Partners III, L.P.                      Mr. Barry Rubenstein
                                                         Mr. Irwin Lieber
                                                         Mr. Barry Fingerhut
                                                         Mr. Jonathan Lieber
                                                         Mr. Seth Lieber
                                                         Ms. Nancy Casey

Wheatley Partners, L.P.                                  Mr. Barry Rubenstein
                                                         Mr. Irwin Lieber
                                                         Mr. Barry Fingerhut
                                                         Mr. Jonathan Lieber
                                                         Mr. Seth Lieber

Wheatley Partners II, L.P.                               Mr. Barry Rubenstein
                                                         Mr. Irwin Lieber
                                                         Mr. Barry Fingerhut
                                                         Mr. Jonathan Lieber
                                                         Mr. Seth Lieber

Wheatley Partners III, L.P.                              Mr. Barry Rubenstein
                                                         Mr. Irwin Lieber
                                                         Mr. Barry Fingerhut
                                                         Mr. Jonathan Lieber
                                                         Mr. Seth Lieber
                                                         Ms. Nancy Casey

Woodland Partners                                        Mr. Barry Rubenstein
                                                         Mrs. Marilyn Rubenstein

Woodland Venture Fund                                    Mr. Barry Rubenstein

Applegreen Partners                                      Mr. Seth Lieber
                                                         Mr. Jonathan Lieber